Exhibit 99.1

Team RH,

Glenda Citragno, Senior Vice President and Chief Accounting Officer, has informed me of her plans to step down from her position at RH. Glenda’s last day will be on July 2, 2021.

On behalf of Gary and the entire RH Leadership Team, I want to thank Glenda for her years of dedicated service to RH. Glenda joined the Company approximately nine years ago in anticipation of our initial public offering and has supported RH tirelessly since that time.

Please join me in wishing Glenda and her family much happiness in the next chapter of their lives.

Sincerely,

Jack Preston